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                                                                   Exhibit 10.18

                      [LETTERHEAD OF C.H. ROBINSON INC.]

April 7, 1995


First Bank National Association
First Bank Place
601 2nd Avenue South
Minneapolis, MN 55402-4302
Attention: Mr. Mark R. McDonald

Norwest Bank Minnesota,
  National Association
Bloomington Office
7900 Xerxes Avenue South
Minneapolis, MN 55431
Attention: Mr. Jeffrey S. Sjolander


The Daiwa Bank, Limited
4135 Multifoods Tower
33 South Sixth Street
Minneapolis, MN 55402
Attention: Mr. Douglas Pudvah

American Bank National Association
101 East Fifth Street
St. Paul MN 55101-1860
Attention: Mr. Allen M. Rundeen

     Re:  Cityside Financial Services of Wisconsin, Incorporated
          ------------------------------------------------------

Gentlemen:

     C.H. Robinson, Inc., a Minnesota corporation, is indirectly through a wholly-owned subsidiary (CHR Financial Services, Inc.) the sole owner of all the outstanding common and voting stock of Cityside Financial Services of Wisconsin, Incorporated, a Wisconsin corporation ("CFSW").

     We have requested together with CFSW that you extend a line of revolving credit to CFSW in the principal amount of $42,000,000 pursuant to a Credit Agreement dated as of April 7, 1995 (as the same may be modified, waived or restated from time to time, the "Credit Agreement").

     C.H. Robinson, Inc. does not guaranty such credit extension to CFSW, but in consideration of the foregoing, we hereby promise to you for so long as such line of credit is available or any amount thereunder is unpaid:
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          (a)  we shall either own all of the common and voting stock of CFSW or cause all of the common and voting stock of CFSW to be owned by a corporation in which we own all of the common and voting stock;

          (b) we shall not permit all or any of the stock of CFSW to be pledged to any person, corporation or other entity;

          (c) we shall provide you with quarterly and annual financial statements for C.H. Robinson, Inc. and its subsidiaries on a consolidated basis in the same form and not later that the time periods described in
     Section 5.1 of the Credit Agreement;

          (d) we will not, and will not permit any subsidiary of ours that owns any of the stock of CFSW to, become insolvent, generally not pay its debts as they become due, make any assignment of the benefit of creditors, apply for, consent to or acquiesce in the appointment of a custodian, trustee or receiver for us, any such subsidiary or a substantial part of the property thereof, or permit any custodian, trustee or receiver appointed without such application, consent or acquiescence not to be discharged within 45 days;

          (e) we will not, and will not permit any subsidiary of ours that owns any of the stock of CFSW to, become subject to any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law; provided that if any such proceeding is instituted against us or any such subsidiary, it shall not be consented to or acquiesced in by us or such subsidiary, and shall be dismissed within 60 days and prior to an order for relief being entered; and

          (f) we will not, and will not permit any subsidiary of ours that owns any of the stock of CFSW to, become subject to any dissolution or liquidation proceeding; provided that if any such proceeding is instituted against us or such subsidiary, it shall not be consented to or acquiesced in and shall be dismissed within 45 days.

     In addition, we shall use our best efforts to do the following during the term of the Credit Agreement: (i) continue to require the election of a Board of Directors of CFSW consisting entirely of our employees to manage the business and affairs of CFSW as required by law; (ii) require that the Board of Directors hold regular meetings on at least a quarterly basis; (iii) provide copies of CFSW's written underwriting policies and procedures to First Bank National Association, as Agent under the Credit Agreement; (iv) inquire of CFSW management on at least a quarterly basis whether such policies and procedures have materially changed, and provide copies of any changes to the Agent when we learn of them; (v) continue to require CFSW to conduct periodic internal audits by its internal auditor, who shall report to the Board of Directors on a quarterly basis; (vi) promptly notify the Agent if CFSW's internal audit establishes that a change has occurred in CFSW's underwriting policies and procedures; (vii) verify that CFSW's books and records are accurate; (viii) monitor CFSW's compliance with the requirement in the Pledge and Security Agreement (referred to in the Credit Agreement) that CFSW note the security interest of First Bank National Association, as Agent under the Credit Agreement, by placing a legend on each of its automobile contracts; (ix) in the event of a
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liquidation of CFSW, service and collect CFSW's automobile contract portfolio
(but such collection efforts do not constitute a guaranty of the condition or collectability of the portfolio); and (x) if an "Event of Default" occurs under the Credit Agreement, arrange for all necessary documentation to be delivered to the Agent, as required pursuant to the Pledge and Security Agreement.

     We understand you are relying on these promises and best efforts undertakings in your decision to extend the $42,000,000 line of credit to CFSW referenced above and that any breach of any of such promises by us could cause you damages and give rise to a cause of action against us. We also agree and understand that the judgments and decisions of the Board of Directors will not give rise to liability by us under this Letter of Undertaking so long as they are made in good faith and in the exercise of an informed honest business judgment.

                                         Very truly yours,

                                         C.H. ROBINSON, INC.



                                         /s/ Dale S. Hanson
                                         ---------------------------------
                                         Dale S. Hanson
                                         Chief Financial Officer/Treasurer